EXHIBIT 10.6

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of March 20, 2006, is by and between CardioVascular BioTherapeutics, Inc., a Delaware corporation (“Pledgor”), and Promethean Asset Management L.L.C., a Delaware limited liability company, acting in its capacity as collateral agent (the “Pledgee”) for the benefit of the “Lenders” (as such term is defined below).

WITNESSETH:

WHEREAS, the Pledgor has executed and delivered to each of the Lenders those certain Senior Secured Notes each made by Pledgor and dated as of the date hereof (as the same may be amended and in effect from time to time, individually a “Note” and collectively the “Notes”). The Notes were issued pursuant to a certain Securities Purchase Agreement, dated as of March 20, 2006 (as the same has been and hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”), by Pledgor and the entities listed on the Schedule of Buyers thereto (together with their respective successors and assigns, the “Lenders”), and pursuant to which the Lenders have made certain loans (“Loans”) to Pledgor in the original aggregate principal amount of $20,000,000.

WHEREAS, Pledgor legally and beneficially owns the issued and outstanding shares of capital stock of the entities listed on Exhibit A hereto in such percentage as set forth thereon (individually the “Pledge Entities” and collectively, the “Pledged Entities”).

WHEREAS, pursuant to a Security Agreement of even date herewith by and among Pledgor, the other entities party thereto as “Debtors” and Pledgee (as the same may be amended, restated, modified or supplement and in effect from time to time, the “Security Agreement”), Pledgor has granted Pledgee, for its benefit and the benefit of the Lenders, a first priority security interest in, lien upon and pledge of its rights in the Collateral (as defined in the Security Agreement).

WHEREAS, to induce the Lenders to make the Loans, and in order to secure the payment and performance by Pledgor of the Liabilities (as defined in the Security Agreement), Pledgor has agreed to pledge to Pledgee all of the capital stock and other equity interests and securities of the Pledge Entities now or hereafter owned or acquired by Pledgor.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to purchase the Notes under the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

Section 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement or the Security Agreement, as applicable. Terms defined in the Uniform Commercial Code, as in effect in the State of New York from time to time (the “UCC”), which are not otherwise defined in this Agreement or in the Purchase Agreement are used in this Agreement as defined in the UCC as in effect on the date hereof.

Section 2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, for the benefit of the Pledgee and the Lenders, a first lien on and first security interest in (i) all of the capital stock, limited liability company membership interests or units or other equity interests of the each of the Pledge Entities hereto now owned or hereafter acquired by Pledgor (collectively, the “Pledged Interests”), (ii) all other property hereafter delivered to, or in the possession or in the custody of, Pledgee in substitution for or in addition to the Pledged Interests, (iii) any other property of Pledgor, as described in Section 4 below or otherwise, now or hereafter delivered to, or in the possession or custody of Pledgor, and (iv) all proceeds of the collateral described in the preceding clauses (i), (ii) and (iii) (the collateral described in clauses (i) through (iv) of this Section 2 being collectively referred to as the “Pledged Collateral”), as collateral security for:

(a) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all the Liabilities (as defined in the Security Agreement); and

(b) the due and punctual payment and performance by Pledgor of its obligations and liabilities under, arising out of or in connection with this Agreement;

(all of the foregoing being referred to hereinafter collectively as the “Liabilities”). All of the Pledged Interests now owned by Pledgor which are presently represented by certificates are listed on Exhibit A hereto, which certificates, with undated assignments separate from certificate duly executed in blank by Pledgor, are being delivered to Pledgee, for the benefit of Pledgee and the Lenders, simultaneously herewith. Pledgee, on behalf of the Lenders, shall maintain possession and custody of the certificates representing the Pledged Interests, such assignments, and any additional Pledged Collateral.

Section 3. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee, and covenants with Pledgee, that:

(a) Pledgor is the record and beneficial owner of, and has legal title to, the Pledged Interests listed on Exhibit A, and such interests are and will remain and all other interests constituting Pledged Collateral will be, free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests created by this Agreement;

(b) Pledgor has full power, authority and legal right to execute the pledge provided for herein and to pledge the Pledged Interests and any additional Pledged Collateral to Pledgee, for the benefit of the Pledgee and the Lenders;

(c) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally;

(d) there are no outstanding options, warrants or other agreements with respect to the Pledged Interests;

(e) the Pledged Interests have been, and all additional Pledged Collateral constituting membership interests or other similar equity interests will be, duly and validly authorized and issued, and are or will be fully paid and non-assessable. The Pledged Interests listed on Exhibit A constitute all of the membership interests or other equity interests of the Pledged Entities described therein which are owned by Pledgor;

(f) no consent, approval or authorization of or designation or filing with any governmental authority on the part of Pledgor is required in connection with the pledge and security interest granted under this Agreement, or the exercise by Pledgee of the voting and other rights provided for in this Agreement;

(g) the execution, delivery and performance of this Agreement by Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the charter or by-laws of Pledgor or any Pledged Entity or of any securities issued by any Pledged Entity or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or any Pledged Entity is a party or which purports to be binding upon Pledgor or any Pledged Entity or upon any of their respective assets, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor or any Pledged Entity except as contemplated by this Agreement;

(h) the pledge, assignment and delivery to Pledgee of the Pledged Interests pursuant to this Agreement creates a valid first lien on and a first perfected security interest in the Pledged Interests and the proceeds thereof in favor of Pledgee, for the benefit of Pledgee and the Lenders, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Interests. Pledgor covenants and agrees that it will defend Pledgee’s right, title and security interest in and to the Pledged Interests and the proceeds thereof against the claims and demands of all persons whomsoever; and

(i) the Pledged Interests and all additional Pledged Collateral constituting membership interests are and will remain certificated.

Section 4. Stock Dividends, Distributions, etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate or other membership interest certificate evidencing an equity interest in an Pledged Entity or any other Person (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests, Pledgor agrees to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same forthwith to Pledgee in the exact form received, with the endorsement of Pledgor when necessary and/or appropriate undated assignments separate from certificate duly executed in blank, to be held by Pledgee, for the benefit of Pledgee and the Lenders, subject to the terms hereof, as additional Pledged Collateral. Pledgor shall promptly deliver to Pledgee (i) a pledge amendment, duly executed by Pledgor, in form and substance satisfactory to Pledgee (a “Pledge Amendment”) with respect to such additional stock certificates, and (ii) any financing statements or amendments to financing statements as requested by Pledgee. Pledgor hereby authorizes Pledgee to attach each Pledge Amendment to this Agreement. In case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Pledged Collateral. Except as provided in subsection 5(a)(ii) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Pledged Collateral.

Section 5. Administration of Security. The following provisions shall govern the administration of the Pledged Interests:

(a) So long as no Event of Default (as defined in the Notes, an “Event of Default”) or Triggering Event (as defined in the Notes, a “Triggering Event”) has occurred and is continuing, Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below):

(i) to vote or consent with respect to the Pledged Interests in any manner not inconsistent with this Agreement, the Purchase Agreement, the other Security Documents (as defined in the Security Agreement) and the other Transaction Documents; and

(ii) to receive cash dividends or other distributions in the ordinary course made in respect of the Pledged Interests, to the extent permitted to be paid pursuant to the Purchase Agreement.

Pledgor hereby grants to Pledgee or its nominee, on behalf of Pledgee and Lenders, an irrevocable proxy to exercise all voting and corporate and/or company rights relating to the Pledged Interests in any instance, including, without limitation, to approve any merger involving any Subsidiary as a constituent company, which proxy shall only be exercisable immediately upon the occurrence and during the continuance of an Event of Default or Triggering Event. After the occurrence and during the continuance of an Event of Default or a Triggering Event, Pledgor agrees to deliver to Pledgee, on behalf of Pledgee and Lenders, such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as Pledgee may request.

(b) So long as no Event of Default or Triggering Event shall have occurred and be continuing, Pledgor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Interests, to the extent permitted to be made pursuant to the terms of the Note. Upon the occurrence and during the continuance of an Event of Default or a Triggering Event, in the event that Pledgor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, Pledgor shall deliver to Pledgee, for the benefit of Pledgee and the Lenders, and Pledgee, for its own benefit and the benefit of the Lenders, shall be entitled to receive and retain, all such cash or other distributions as additional Pledged Collateral.

(c) Subject to any sale or other disposition by Pledgee, on behalf of the Pledgee and Lenders, of the Pledged Interests or other property pursuant to this Agreement, the Pledged Interests and any other Pledged Collateral shall be delivered to Pledgor upon full payment in cash, satisfaction and termination of all of the Liabilities and the termination of the lien and security interest pursuant to Section 14 hereof.

Section 6. Rights of Pledgee. Neither Pledgee nor any of the Lenders shall be liable for failure to collect or realize upon the Liabilities (as defined in the Security Agreement) or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee or any of the Lenders be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Interests held by Pledgee hereunder may, if an Event of Default or a Triggering Event has occurred and is continuing, be registered in the name of Pledgee or its nominee and Pledgee or its nominee may thereafter without notice exercise all voting and corporate and/or company rights at any meeting with respect to each Pledged Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to each Pledged Entity or upon the exercise by Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

Section 7. Remedies. Upon the occurrence and during the continuance of an Event of Default or a Triggering Event, Pledgee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may (and, at the request of the Requisite Lenders (as defined in the Security Agreement), Pledgee shall) forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may (and, at the request of the Requisite Lenders (as defined in the Security Agreement), Pledgee shall) forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver said Pledged Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Pledgee, for its own benefit and the benefit of the Lenders, shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Pledgee or any of the Lenders hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Liabilities in accordance with the Purchase Agreement. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need Pledgee, on behalf of the Lenders, account for the surplus, if any, to Pledgor. Pledgor shall remain liable for any deficiency remaining unpaid after such application. Pledgor agrees that if any notice of a proposed sale or other disposition of Collateral shall be required by law of Pledgee, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. No notification need be given to Pledgor if Pledgor has signed after the occurrence and during the continuance of an Event of Default or a Triggering Event a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Pledgee for the benefit of the Lenders in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Liabilities, Pledgee and the Lenders shall have all the rights and remedies of a secured party under the UCC and under any other applicable law.

Section 8. No Disposition, etc. Without the prior written consent of Pledgee, Pledgor agrees that Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Interests, any other Pledged Collateral or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement. Without the prior written consent of Pledgee (which consent shall not be unreasonably withheld so long as no Event of Default or Triggering Event has occurred and is continuing or would result therefrom), Pledgor agrees that it will not vote to enable, and will not otherwise permit, any Pledged Entity to (a) issue any membership interests or other securities of any nature in addition to or in exchange or substitution for the Pledged Interests or (b) dissolve, liquidate, retire any of its capital, reduce its capital or merge or consolidate with any other Person.

Section 9. Sale of Pledged Interests.

(a) Pledgor recognizes that Pledgee, for its own benefit and on behalf of Lenders, may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of any Pledged Entity) of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Collateral in order to permit Pledgor or any Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor or any Pledged Entity would agree to do so.

(b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales or dispositions of any portion or all of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at Pledgor’s expense. Pledgor further agrees that a breach of any of the covenants contained in Sections 2, 4, 5(b), 8, 9 or 10 hereof will cause irreparable injury to Pledgee and the Lenders, that Pledgee and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default or Triggering Event has occurred and is continuing.

(c) Pledgor further agrees to indemnify and hold harmless Pledgee and the Lenders, each of their respective successors and assigns, officers, directors, employees, agents and attorneys, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, reasonable counsel fees (collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such loss, liability, claim, damage or expense:

(i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any of the foregoing or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by Pledgee specifically for inclusion therein; or

(ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading;

such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee or any successor thereof, or any Person in control of any thereof. In connection with a public sale or other distribution, Pledgor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls any such underwriter (within the meaning of the Act). If and to the extent that the foregoing undertakings in this Section 9(c) may be unenforceable for any reason, Pledgor agrees to make maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of Pledgor under this Section 9(c) shall survive any termination of this Agreement.

(d) Pledgor further agrees to waive any and all rights of subrogation it may have against a Pledge Entity upon the sale or disposition of all or any portion of the Pledged Collateral by Pledgee pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 14 below.

Section 10. Further Assurances. Pledgor agrees that at any time and from time to time, upon the written request of Pledgee, Pledgor will execute and deliver all assignments separate from certificate, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement.

Section 11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12. No Waiver; Cumulative Remedies. Neither Pledgee nor any of the Lenders shall by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee or any Lender shall be valid unless in writing and signed by Pledgee or such Lender and then only to the extent therein set forth. A waiver by Pledgee, or any Lender, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee, or such Lender, would otherwise have on any further occasion. No course of dealing between Pledgor and Pledgee or any Lender and no failure to exercise, nor any delay in exercising on the part of Pledgee or any Lender of any right, power or privilege hereunder or under the Transaction Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

Section 13. Successors. This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Pledgee and the Lenders hereunder, inure to the benefit of Pledgee and the Lenders and their successors and assigns, except that Pledgor shall not have any right to assign its obligations under this Agreement or any interest herein without the prior written consent of Pledgee.

Section 14. Termination. This Agreement and the liens and security interests granted hereunder shall terminate upon the full and complete performance and satisfaction of the Liabilities (other than contingent indemnification obligations), and promptly upon such full and complete performance and satisfaction, Pledgee shall surrender and deliver the certificates evidencing the Pledged Interests and all assignments separate from certificate in respect of the Pledged Interests to Pledgor.

Section 15. Possession of Pledged Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral in the physical possession of Pledgee pursuant hereto, neither Pledgee nor any nominee of Pledgee shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to Pledgor.

Section 16. Survival of Representations. All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 17. Taxes and Expenses. Pledgor will upon demand pay to Pledgee all reasonable expenses, including the reasonable fees and expenses of counsel for Pledgee and of any experts and agents that Pledgee may incur in connection with:

(a) the administration of this Agreement;

(b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral;

(c) the exercise or enforcement of any of the rights of Pledgee hereunder; or

(d) the failure of Pledgor to perform or observe any of the provisions hereof.

Section 18. Pledgee Appointed Attorney-In-Fact. Pledgor hereby irrevocably appoints Pledgee as Pledgor’s attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default or a Triggering Event, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

Section 19. Notices. All notices, approvals, requests, demands and other communications hereunder shall be effected in the manner provided for in Section 9(f) of the Purchase Agreement.

Section 20. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereto acknowledge that each of the Lenders has executed each of the Transaction Documents to be executed by it in the State of New York and will have made the payment of the Purchase Price (as defined in the Purchase Agreement) from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 21. Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Pledgor thereof from, shall in any event be effective without the written agreement of Pledgee and Pledgor, and then only to the extent specifically set forth in such writing.

Section 22. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 23. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 24. Entire Agreement. This Agreement embodies the entire agreement and understanding between Pledgor and Pledgee with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between Pledgor and Pledgee relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGOR:

CARDIOVASCULAR BIOTHERAPEUTICS, INC., a Delaware corporation

By:	/s/ Mickael A. Flaa
Name:	Mickael A. Flaa
Title:	Chief Financial Officer

PLEDGEE:

PROMETHEAN ASSET MANAGEMENT L.L.C., a Delaware limited liability company, as Collateral Agent

By:	/s/ Robert J. Brantman
Name:	Robert J. Brantman
Title:	Partner and Authorized Signatory